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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 21, 2000


                                 KENNAMETAL INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                          Commission file number 1-5318

             PENNSYLVANIA                                 25-0900168
     ----------------------------                     -------------------
     (State or other jurisdiction                      (I.R.S. Employer
           of incorporation)                          Identification No.)


                               WORLD HEADQUARTERS
                               1600 TECHNOLOGY WAY
                                  P.O. BOX 231
                        LATROBE, PENNSYLVANIA 15650-0231
              -----------------------------------------------------
              (Address of registrant's principal executive offices)

       Registrant's telephone number, including area code: (724) 539-5000


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ITEM 5.  OTHER EVENTS

On July 20, 2000, Kennametal Inc. issued a news release announcing that it has made a proposal to JLK Direct Distribution Inc. (JLK), an 83 percent-owned subsidiary of Kennametal Inc., to acquire the outstanding shares of JLK that it does not already own for $6.70 per share in cash. The text of the news release is as follows:

KENNAMETAL INC. PROPOSES ACQUISITION OF MINORITY INTEREST IN ITS JLK DIRECT DISTRIBUTION INC. SUBSIDIARY

LATROBE, Pa., July 20, 2000 - Kennametal Inc. (NYSE: KMT) announced that it has made a proposal to JLK Direct Distribution Inc. (NYSE: JLK) to acquire the outstanding shares of JLK that it does not already own for $6.70 per share in cash.

Kennametal currently owns approximately 83% of JLK. The aggregate value of the transaction would be approximately $28.7 million to acquire the minority interest of approximately 4.3 million shares.

The proposal is subject to the approval of the JLK Board of Directors, including the approval of the special committee comprised of the independent directors of the JLK Board, and to conditions customary in transactions of this type. The proposal is not conditioned on financing.

Kennametal reserves the right to amend or withdraw this proposal at any time at its sole discretion. Kennametal does not anticipate making further announcements regarding this matter until such time as an agreement has been reached or until negotiations are terminated.

Kennametal is a global leader in providing tools, tooling systems and solutions to the metalworking, mining, highway construction, oil and energy industries, and wear-resistant parts for a wide range of industries. Headquartered in Latrobe, Pa., Kennametal has approximately 13,000 employees worldwide and annual sales of approximately $1.9 billion.

                                    # # # # #

This press release does not constitute an offer to, or solicitation of, the minority shareowners of JLK. If a definitive agreement is entered into with JLK, disclosure materials describing the agreement and the structure of the transaction thereafter will be filed with the Securities and Exchange Commission and transmitted to the minority shareowners for their careful review.




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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             KENNAMETAL INC.



Date:    July 21, 2000                       By: /s/ FRANK P. SIMPKINS
                                                 ----------------------
                                                 Frank P. Simpkins
                                                 Corporate Controller and
                                                 Chief Accounting Officer